UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported)
February 17, 2016

Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-11595	03-0287342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
275 Kennedy Drive South Burlington, Vermont	(802) 658-3400	05403
(Address of principal executive offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2016, the Chairman of the Board of Directors of Merchants Bancshares, Inc. (the “Company”) announced the intentions of Bruce M. Lisman, Raymond C. Pecor, Jr., and Patrick S. Robins to not stand for re-election at the Company’s 2016 Annual Meeting of Stockholders, when their terms expire, and to retire from the Board of the Company effective as of the date of the Company’s 2016 Annual Meeting of Stockholders. The Company has accepted their decisions not to stand for re-election and extend its appreciation for their many years of dedicated service. The decision by Mr. Lisman, Mr. Pecor, Jr., and Mr. Robins not to stand for reelection is not as a result of any disagreement with the Company or the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MERCHANTS BANCSHARES, INC.

By:	/s/ Eric A. Segal
Name:	Eric A. Segal
Title:	Interim Principal Financial Officer, Principal Accounting Officer and Treasurer

Date: February 23, 2016